UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Monro, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2021 Annual Meeting of

Shareholders and Proxy Statement

August 17, 2021

Rochester, NY 14615

Dear Fellow Shareholders,

Since I joined Monro in April, I have spent much of my time traveling to our stores, getting to know our Teammates and understanding our customers’ vehicle needs. I can unequivocally say that this is a tremendous time to be part of Monro. The depth of talent across the organization and the guidance of our strong senior leadership team were instrumental in driving the business forward in fiscal 2021. As a leading front-line service organization, our go-forward plan will be grounded in our commitment to our customers and teammates with a renewed focus on in-store execution. With a scalable platform, Monro is also uniquely positioned to continue to grow through strategic acquisitions and investments in greenfield locations. Importantly, we remain steadfast on driving strong cash flow to fuel future growth.

Keeping Customers on the Road During an Unprecedented Year

While we experienced an unprecedented year, as an essential business, Monro continued to operate throughout the COVID-19 pandemic to keep America’s frontline workers on the road. Our team quickly adjusted our operations to ensure the health and safety of our customers and teammates across all facets of our business. Although many aspects of the pandemic were beyond our control, we never lost sight of our key strategic priorities and accelerated our Monro.Forward initiatives so that we could emerge from the pandemic stronger than before.

Accelerating Monro.Forward Initiatives and Enhancing Financial Position

We continued to advance our Monro.Forward initiatives, centered around our commitment to operational excellence as a best-in-class service organization. Throughout fiscal 2021, we successfully transformed approximately 150 stores through our rebranding and reimaging initiative, as well as completed the rollout of our digital phone system and other in-store technological improvements. With the full support of our Board of Directors, we will continue Monro’s growth and transformation strategy and focus on bringing our Monro.Forward initiatives to life in every store for every customer and for every teammate.

As part of our growth strategy, we continue to capitalize on attractive acquisition opportunities in our fragmented industry. Over the past year, we expanded our geographic presence in the dynamic Western region, with the acquisition of 17 stores in Southern California, and most recently 30 Mountain View Tire & Service stores in the Los Angeles area. Combined, these acquisitions represent approximately $65 million in expected annualized sales. In addition, we plan on strategically opening greenfield locations to accelerate our growth in attractive markets.

During fiscal 2021, we also focused on strengthening our financial position and bolstering our liquidity. The remarkable efforts of our team to drive variable margin improvement and targeted fixed cost reductions led to record operating cash flow of $185 million. Our steadfast commitment to driving strong cash flow gives us ample flexibility to continue implementing our strategic growth initiatives as well as pursuing attractive acquisition opportunities to deliver long-term value for our shareholders.

Advancing Monro.Forward Responsibly

Over the past year, Monro’s leadership team has made significant progress in formalizing and advancing our corporate responsibility initiatives and transparency. Under the leadership of our Executive Vice President — Chief Legal Officer, Maureen Mulholland, Monro recently published our inaugural Corporate Responsibility Report on the https://corporate.monro.com/corporateresponsibility section of our corporate website. In alignment with our Company core values, our corporate responsibility strategy focuses on integrating Environmental, Social and Governance (ESG) factors into long-term decision making and strategy. This includes fostering diversity, equity, and inclusion; enhancing teammate engagement; making a positive impact within the communities where we live and operate and being good stewards of the environment. I recognize that our ESG journey is ongoing and am committed and excited to work with our senior leaders to build on the great work that has already been done to continue to drive Monro.Forward responsibly.

Driving Long-term Shareholder Value

In closing, fiscal 2021 was an unprecedented year for Monro. The Company continued to accelerate its strategic growth initiatives, strengthened its financial position, and returned $30 million to shareholders. I am confident in our path forward and believe our strong focus on operational execution will drive long-term value for our shareholders.

Looking Ahead

Monro has made remarkable progress in our transformation journey during fiscal 2021, and I believe these accomplishments will be instrumental to our success in the coming year and beyond. As we head into fiscal 2022, we are encouraged by the pace of the economic recovery and are seeing more customers take to the road. We have a strong foundation to build upon and an exceptional team in place ensuring that we capitalize on the opportunities ahead. The continued dedication of our valued teammates and our strong commitment to providing a five-star customer experience will remain critical to our success.

On behalf of the Board of Directors and the Senior Leadership Team, I would like to thank you for your continued support of Monro. I look forward to speaking with you at our annual meeting on August 17, 2021.

Sincerely,

Michael T. Broderick

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 17, 2021

Time:	10:00 a.m. (Eastern Daylight Time)

Location:	Virtual meeting to be held via the Internet at www.virtualshareholdermeeting.com/MNRO2021

Record Date:	Monday, June 28, 2021

Items of Business

1.	Elect four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2023 annual meeting of shareholders;

2.

Elect Michael T. Broderick to Class 1 of the Board of Directors to serve the remainder of that term and until his respective successor has been duly elected and qualified at the 2022 annual meeting of shareholders;

3.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;
4.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2022;

5.	Shareholder Proposal — Proposal for Board to adopt a recapitalization plan;

6.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposals No. 1 and No. 2 and “FOR” both Proposals No. 3 and No. 4. The Board of Directors is not making any recommendation with regard to Proposal No. 5.

How to Vote

Using the control number that appears on the Notice of Internet Availability (the “Notice”), you may vote your shares:

By Telephone: You may vote by calling 1-800-690-6903	By Internet: Prior to the Annual Meeting, you may vote at Proxyvote.com	By Mail: Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	During the Meeting: Go to www.virtualshareholdermeeting.com/ MNRO2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held on August 17, 2021: We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information
2021 Annual Meeting Date and Time	Tuesday, August 17, 2021 10:00 a.m. (Eastern Daylight Time)
Record Date	Monday, June 28, 2021
Voting

Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors’ Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board of Directors Recommendation
1 and 2. Election of Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	No	FOR EACH NOMINEE
3. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	No	FOR
4. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	Yes	FOR
5. Shareholder Proposal – Proposal for Board to adopt a recapitalization plan	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	No	NO RECOMMENDATION

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Governance Highlights

We are committed to applying sound corporate governance principles. We believe these governance practices are in the best interests of our shareholders and strengthen accountability within our organization.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes
Independent Board Chair	Yes	Anti-Hedging and Pledging Policy	Yes
Board Independence	89%	Code of Ethics	Yes
Audit, Compensation and Nominating Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	One	Regular Executive Sessions of the Independent Board Members	Yes
Board Gender Diversity	22% Female	Anonymous Reporting	Yes
Comprehensive Annual Board and Committee Evaluations	Yes	Executive Compensation Clawback Policy	Yes
Director Overboarding	No	Strategy and Risk Oversight by Board and Committees	Yes
Four New (Three Independent) Directors since 2017	Yes	Corporate Responsibility (ESG) Reporting	Yes

Our commitment to sound corporate governance practices has been illustrated through a number of actions taken in this past year, including:

•	Compensation Committee retained Exequity, LLP as its compensation advisor;

•	Conducted executive benchmarking, analyzing the Company’s peer group and survey data;

•	Issued inaugural Corporate Responsibility Report for Fiscal 2021; and

•	Strengthened Board oversight of Environmental, Social and Governance (ESG) matters, through delegation of primary oversight to Nominating and Corporate Responsibility Committee.

Director Nominees

You are being asked to vote to elect the following four director nominees to Class 2 of our Board of Directors. Detailed information about each of these nominees begins on page 6 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
Frederick M. Danziger	81	1984	Yes	Retired. Director of Indus Realty Trust (Nasdaq: GRIF)
Stephen C. McCluski	69	2013	Yes	Retired. Former Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated
Robert E. Mellor	77	2010	Yes	Chairman of the Board of Monro, Inc. (Nasdaq: MNRO)
Peter J. Solomon	82	1984	Yes	Chairman of PJ Solomon, L.P.

You are also being asked to vote to elect the following director nominee to Class 1 of our Board of Directors. Detailed information about this nominee begins on page 8 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation
Michael T. Broderick	52	2021	No	President and Chief Executive Officer of Monro, Inc.

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Board of Directors Overview

Our Board of Directors is currently composed of nine directors, eight of whom are independent. The charts below highlight the Board’s composition and experience:

Director Independence	Tenure on the Board of Directors
Gender Diversity

Executive Compensation Overview

What We Do	What We Don’t Do
Pay for Performance – majority of compensation “at risk”	Permit Short Sales by Directors, Officers or Employees
Reasonable Post-Employment and Change in Control Provisions	Allow Hedging or Pledging of Company Stock
Stock Ownership Guidelines	Offer Change in Control Tax Gross-Ups
Utilize Independent Compensation Advisor	Permit Repricing of Underwater Options without Shareholder Approval
Clawback Policy	Offer Unreasonable Perquisites
Annual shareholder “say on pay” vote	No single trigger cash severance based solely upon a change-in-control of the Company.
Executive benchmarking
Modest perquisites

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Elements of Compensation for Fiscal 2021

Our executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract, reward and retain talented and experienced executives and other key employees

•	Motivate our executive officers to achieve short-term and long-term corporate goals that will enhance shareholder value

•	Support our core values and culture by promoting internal equity and external competitiveness

The objectives and key characteristics of each element of our executive compensation are summarized in the table on page 19 of this Proxy Statement. Our executive compensation determinations for Fiscal 2021 were significantly influenced by the outbreak of COVID-19, the evolving impact of the pandemic on our business and operations and the Company’s response to the resulting challenges and opportunities. For Fiscal 2021, as a result of COVID-19 and, in particular, the difficulty in establishing annual and long-term performance goals, in May 2020, the Compensation Committee determined to:

•	Delay base salary increases for executives.

•	Divide the annual performance period for the incentive bonus into two equal, six-month halves, each with different goals and metrics.

•

Set performance metrics for the first half performance period for the Fiscal 2021 incentive bonus that were based 100% on individual initiatives focused on navigating through the COVID-19 pandemic by: (i) concentrating on employee and customer safety & protocols; (ii) strengthening employee resources and support; and (iii) driving cost management and business resiliency.

•	Shift the mix and weighting of long-term incentives to 50% restricted stock units and 50% stock options.

Changes in the Company’s Fiscal 2021 executive compensation program were made by the Compensation Committee to provide an appropriate balance between accounting for the uncertainty of the impact of COVID-19 on the Company’s business and operations, while motivating our executives to provide leadership and strategic oversight through the fiscal year. For fiscal 2022, the Compensation Committee expects to return to a more normalized executive compensation program, including annual performance goals and metrics and the grant of performance stock units as a part of our long-term incentive compensation program.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2021 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote and how to request a printed copy of the proxy materials and the Proxy Card are first being mailed to our shareholders on or about July 8, 2021. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the proxy to be voted at the Annual Meeting to be held on Tuesday, August 17, 2021, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 28, 2021 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting solely by means of electronic communication via a virtual meeting at www.virtualshareholdermeeting.com/MNRO2021, commencing at 10:00 A.M. (Eastern Daylight Time) on August 17, 2021. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•  All shareholders can attend the Annual Meeting over the Internet at the website provided above;

•  Only shareholders as of the record date of June 28, 2021 may vote or submit questions electronically while attending the Annual Meeting (by using the control number provided in your Notice);

•  Instructions on how to attend the Annual Meeting are posted at the website provided above; and

•  A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at the website provided above.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 28, 2021 will consider and vote upon the following proposals:

1.  To elect four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2023 annual meeting of shareholders;

2.  To elect Michael T. Broderick to Class 1 of the Board of Directors to serve the remainder of that term and until his respective successor has been duly elected and qualified at the 2022 annual meeting of shareholders;

3.  To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

4.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 26, 2022;

5.  Shareholder proposal – Proposal for Board to adopt a recapitalization plan; and

6.  To consider any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” proposal Nos. 1 – 4 and makes no recommendation for your vote on Proposal No. 5.

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Voting Rights of Holders of Common Stock

Shareholders of record as the record date are entitled to vote personally or by proxy at the Annual Meeting. On the record date, there were 33,505,287 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

The voting rights of common shareholders are subject to the voting rights of the holders of the shares of our Class C Convertible Preferred Stock, par value $1.50 per share (“Class C Preferred Stock”).

Rights of Holders of Class C Preferred Stock

At least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. Therefore, the Class C Preferred Stock holders have an effective veto over all matters put to a vote of our common shareholders, and could use that veto power to block any matter that our common shareholders may approve at the Annual Meeting.

On the record date, there were 19,664 shares of Class C Preferred Stock outstanding. We expect that the holders of the Class C Preferred Stock will approve, by unanimous written consent, Proposal Nos. 1 – 4 being put to a vote of our common shareholders at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

•  Calling 1-800-690-6903;

•  Visiting proxyvote.com before the meeting and inputting the control number shown on your Notice and proxy card;

•  completing and returning your proxy card by mail; or

•  attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MNRO2021 and using the electronic voting options.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible. If you plan to vote before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 16, 2021.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instruction card provided by your broker, bank or other nominee.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as electing directors and approving, on an advisory basis, the compensation of our named executive officers.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

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Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock are present in person or by proxy and are entitled to vote at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors

You may either vote for or withhold authority to vote for all or any of the nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast at the Annual Meeting.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered accounting firm for the year ending March 26, 2022.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions are not deemed to be votes cast and will therefore not affect this proposal.

There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Vote Required to Approve Shareholder Proposal

You may cast your vote in favor of, against, or abstain from voting to approve the shareholder proposal requesting the Board to adopt a recapitalization plan.

To be approved, a majority of the votes cast at the Annual Meeting must vote in favor of this proposal. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

•  executing and delivering a later-dated proxy;

•  submitting a new vote by telephone or via the Internet prior to the Annual Meeting;

•  providing written notice of the revocation to the Secretary of the Company at the address above; or

•  attending the virtual Annual Meeting and voting electronically during the meeting.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee.

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Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

•  the election of the director nominees named in the Proxy Statement;

•  approving the compensation paid to the Company’s named executive officers;

•  ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 26, 2022; and

•  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

If you return a signed proxy but do not indicate a voting instruction for Proposal No. 5, your proxy will be voted as abstaining from voting on that proposal.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials

We are following the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders via the Internet. The “e-proxy” rules allow us to send you a Notice of Internet Availability of Proxy Materials while providing online access to the documents instead of sending full, printed copies of the proxy materials. We first released the Notice to our shareholders of record on or about July 8, 2021. The Notice provides instructions on how to: (1) view our proxy materials for the Annual Meeting via the Internet; (2) vote your shares; and (3) request a printed copy of the proxy materials, free of charge.

Our proxy materials, including the Notice, this proxy statement, your proxy card, and our 2021 Annual Report are available, free of charge, at www.proxyvote.com. You can also request paper or e-mailed copies by calling 1-800-579-1639 or emailing sendmaterials@proxyvote.com with your control number in the subject line of the email.

Copies of this proxy statement and our 2021 Annual Report are also available in the Investor Information section of our website at https://corporate.monro.com/investors/financial-information. Information available on our website is not a part of, and is not incorporated into, this proxy statement. You may also request these materials by calling 1-800-876-6676 or emailing krudd@monro.com.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of the printed materials.

Multiple Copies of Proxy Materials

You may receive more than one Notice and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form that you receive.

For more information, see the section entitled, “Notice Regarding Delivery of Shareholder Documents” below.

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Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

200 Holleder Parkway

Rochester, NY 14615

(585) 647-6400

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PROPOSAL NO. 1 — ELECTION OF CLASS 2 DIRECTORS

Our Board of Directors consists of nine directors, divided into two classes: five directors in Class 1 and four directors in Class 2. The Class 2 directors will serve until the Annual Meeting and the Class 1 directors will serve until the 2022 annual meeting of shareholders, or until their respective successors have been duly elected and qualified. Five directors are nominated for election at the Annual Meeting – one in Class 1 and four in Class 2. The Nominating and Corporate Responsibility Committee has assessed and recommended each nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES TO CLASS 2:

Name	Age	Director Since	Independent	Occupation

Frederick M. Danziger	81	1984	Yes	Retired. Director of Indus Realty Trust (Nasdaq: GRIF) and Bloomingdale Properties, Inc.

Stephen C. McCluski	69	2013	Yes	Retired. Former Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated

Robert E. Mellor	77	2010	Yes	Chairman of the Board of Monro, Inc. (Nasdaq: MNRO)

Peter J. Solomon	82	1984	Yes	Chairman of PJ Solomon, L.P.

Class 2 Nominee Information

Set forth below is a summary of the biographical information for each of the Class 2 director nominees:

Frederick M. Danziger Age: 81 Director since: 1984 Committees: Compensation (Chair) Audit Nominating and Corporate Responsibility

Principal Occupation:

Retired. Director of Indus Realty Trust, Inc. (Nasdaq: GRIF), a publicly traded real estate firm and Bloomingdale Properties, Inc.

Business Experience:

•  Former chief executive officer of Griffin Industrial Realty, Inc.

•  Formerly held Of Counsel position with Latham & Watkins LLP

Current Directorships:

•  Current director of Bloomingdale Properties, Inc.

•  Current director of Indus Realty Trust, Inc.

Skills and Expertise:

•  Knowledge of legal and regulatory matters, risk management, strategic development and execution, accounting and finance

•  Leadership skills

•  Experience in corporate governance best practices of other major corporations

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Stephen C. McCluski Age: 69 Director since: 2013 Committees: Audit (Chair) Compensation Finance Nominating and Corporate Responsibility

Principal Occupation:

Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)

Business Experience:

•  Former senior vice president and chief financial officer of Bausch & Lomb Incorporated

•  Former vice president and controller of Bausch & Lomb Incorporated

Current and Former Directorships:

•  Current chairman of the Board of Directors and member of the audit committee of ImmunoGen, Inc. (Nasdaq: IMGN)

•  Former director of Standard Microsytems Corporation

Skills and Expertise: • Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

Robert E. Mellor Age: 77 Director since: 2010 Committees: Nominating and Corporate Responsibility (Chair) Audit Compensation Executive

Principal Occupation:

Chairman of the Board of Directors

Business Experience:

•  Interim chief executive officer of Monro, Inc. from August 2020 to April 2021

•  Former director of Ryland Group, Inc.

•  Former lead independent director of Board of Monro, Inc.

•  Former chairman of the Board of Directors and chief executive officer of Building Materials Holding Corporation (“BMHC”), provider of the distribution, manufacturing and sale of building materials and component products

Current and Former Directorships:

•  Former Director of CalAtlantic Group, Inc.

•  Former Chairman of the Board of Directors of BMHC Stock Holdings, Inc.

•  Current Non-Executive Chairman of the Board of Directors of Coeur Mining, Inc. (NYSE: CDE)

Skills and Expertise:

•  Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic development and execution, accounting and finance

•  Experience in corporate governance best practices of other major corporations

Peter J. Solomon Age: 82 Director since: 1984 Committees: Finance Executive

Principal Occupation:

Chairman of PJ Solomon, L.P., an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, a top 10 European and a top 20 global bank

Business Experience:

•  Chairman of PJ Solomon, L.P., an investment banking firm

Current and Former Directorships:

•  Former member of Boards of Director of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation (now known as LIN Media, LLC (NYSE: LIN)), Office Depot, Inc. (Nasdaq: ODP), Phillips-Van Heusen Corporation (now known as PVH Corp. (NYSE: PVH)), The Miller-Wohl Company and The Stop & Shop Supermarket Company.

Skills and Expertise:

•  Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills shown throughout business career and government service

•  Experience in corporate governance best practices of other major corporations

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

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PROPOSAL NO. 2 — ELECTION OF CLASS 1 DIRECTOR

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THIS NOMINEE TO CLASS 1:

Name	Age	Director Since	Independent	Occupation

Michael T. Broderick	52	2021	No	President and Chief Executive Officer of Monro, Inc.

Class 1 Nominee Information

Set forth below is a summary of the biographical information for the Class 1 director nominee:

Michael T. Broderick Age: 52 Director since: 2021 Committees: Executive

Principal Occupation:

President and Chief Executive Officer of Monro, Inc. (Nasdaq: MNRO)

Business Experience:

•  Former executive vice president of merchandising and store operations support at Advance Auto Parts (NYSE: AAP)

•  Former senior vice president of the automotive division of Canadian Tire Corporation (CTC-A.TO)

•  Former chief executive officer of Federal Mogul Corporation (Nasdaq: FDML)

Current and Former Directorships:

•  Former board member of Federal Mogul Corporation

Skills and Expertise:

•  Knowledge in store operations, category management, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills as a senior officer of several different companies

•  Experience in corporate governance best practices of other major corporations

The Board of Directors recommends that you vote “FOR” the director nominee listed above.

Class 1 Director Information

Set forth below is a summary of the biographical information for each of the continuing Class 1 directors:

John L. Auerbach Age: 43 Director since: 2017 Committees: Compensation

Principal Occupation:

Partner of Auerbach Advisers

Business Experience:

•  Founder of LiveArt Holdings, Inc., a collector to collector digital marketplace for fine art and objects

•  Founder of Eloquii Design, Inc., a digitally native direct-to-consumer women’s fashion brand sold to Walmart

•  Former executive vice president of Art & Objects and Digital Businesses at Sotheby’s, Inc.

•  Former senior vice president of Digital & Global eCommerce at Kate Spade & Company

•  Former international managing director of Digital & eCommerce Initiatives at Christie’s Inc.

Current and Former Directorships:

•  Co-chairman, LiveArt Holdings, Inc.

•  Former chairman, Eloquii Design, Inc.

Skills and Expertise: • Knowledge and extensive operational experience in retail, eCommerce deployment and strategy, brand building, digital marketing and artificial intelligence

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Donald Glickman Age: 88 Director since: 1984 Committees: Finance (Chair) Executive

Principal Occupation:

Member of J.F. Lehman & Company

Business Experience:

•  Member of J.F. Lehman & Company, a private equity investment firm that focuses on acquiring middle market companies in the defense and aerospace industries

•  Private investor

•  Former trustee of Babson Corporate Investors and Babson Participation Investors

Current and Former Directorships:

•  Former lead director of MSC Software Corporation

Skills and Expertise:

•  Knowledge in banking and financial services, accounting and finance, capital markets, government regulations, mergers and acquisitions, risk management and strategy development and execution

•  Leadership skills as a senior officer in various investment banking firms

•  Experience in corporate governance best practices of other major corporations

Lindsay N. Hyde Age: 39 Director since: 2017 Committees: Audit Nominating and Corporate Responsibility

Principal Occupation:

Entrepreneur in residence, Moderne Ventures, a venture capital fund focused on technology companies innovating within real estate, mortgage, finance, insurance, hospitality and home services

Business Experience:

•  Founder and former chief executive officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•  Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

Current and Former Directorships:

•  Former elected director of the Harvard Alumni Association

•  Former director of Coca-Cola Scholars Alumni Foundation

Skills and Expertise:

•  Experience in service delivery, marketing, strategic development and execution

•  Knowledge in risk management and human resources

•  Entrepreneurial leadership and approach

•  Community engagement and culture

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Leah C. Johnson Age: 57 Director since: 2020 Committees: None

Principal Occupation:

Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts, an internationally renowned performing arts institution

Business Experience:

•  Founder and former chief executive officer of LCJ Solutions, LLC, a strategic communications consulting firm

•  Former senior vice president, Global Corporate Affairs at Citigroup, Inc.

•  Former vice president of corporate communications at S&P Global Ratings (previously, Standard & Poor’s)

Current and Former Directorships:

•  Former director of Pluralsight, Inc.

•  Current trustee of The Trust for Cultural Resources of the City of New York

•  Current trustee of the Museum of the City of New York

•  Current vice chair of the Board of Trustees at New York Public Radio

Skills and Expertise:

•  Knowledge and operational experience in corporate strategy and communications, public affairs, marketing, change management, and diversity and inclusion

•  Entrepreneurial leadership and approach

•  Community engagement and culture

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CORPORATE GOVERNANCE PRACTICES AND POLICIES

Corporate Responsibility

Monro’s Corporate Responsibility (CR) efforts are an important lens through which we identify Environmental, Social and Governance (ESG) risks and opportunities that could meaningfully impact our business over the long term.

As part of our commitment to transparency and accountability, formalizing our CR strategy and objectives is a top priority for senior management and the Board. In furtherance of these objectives, we have published an inaugural Corporate Responsibility Report located at https://corporate.monro.com/corporateresponsibility. Information available in the report and on our website is not a part of, and is not incorporated into, this proxy statement. The report highlights key areas of focus and progress during Fiscal 2021 within our priority ESG topic areas: Teammates, customers, communities and the environment.

Included in the report is a mapping to certain metrics of the Sustainability Accounting Standards Board’s (SASB) Multiline & Specialty Retailers and Auto Parts industries. We will continue to enhance our disclosures in order to better inform stakeholders on Monro’s ESG-related risks, opportunities, management strategies and performance throughout Fiscal 2022 and beyond.

Fiscal 2021 Highlights

ESG Oversight. In Fiscal 2021, Monro increased its executive oversight of the Company’s priority ESG factors. The Company’s Executive Vice President — Chief Legal Officer leads management’s efforts to increase our focus and transparency in this area, with input from, and collaboration with, other members of the Senior Leadership Team. The Board of Directors delegated primary oversight of ESG matters to the re-named Nominating and Corporate Responsibility Committee.

Teammate Development and Safety. We continued to enhance Teammate engagement and prioritize safety by conducting more robust and structured training. Through the Company’s Monro University online learning management system, in Fiscal 2021, employees logged nearly 60,000 hours of professional development and technical training. Our safety efforts have reduced workers’ compensation claims by an average of 32 percent.

Diversity, Equity and Inclusion. We continued to foster diversity, equity and inclusion at all levels of the company through our Teammate Resource Group (TRG) and our training and recruiting initiatives. We have added diverse resources to our recruitment team to help launch new hiring initiatives and are working with a Diversity, Equity & Inclusion (DE&I) consultant to assist in the formulation of an official DE&I strategy.

Communities. The Company continued to make a positive impact in the communities where our Teammates work and live through volunteer work and investments in social programs that align with our mission and vision. Our charitable efforts include a long-time philanthropic commitment to the United Way to which we donated $157,000 in Fiscal 2021. We also have a partnership with Feeding America, to which, with the help of customers, we were able to donate $160,000 that provided 1.6 million meals to those in need.

Environment. Being good stewards of the environment is important to Monro. The Company has implemented energy saving initiatives such as LED lighting and energy efficient signage as part of our store refresh plan. Approximately 60% of our stores are now fitted with energy efficient lighting. In Fiscal 2021, we recycled 2.5 million gallons of oil, 3.3 million tires, 73,000 vehicle batteries and 316 tons of cardboard. One hundred percent of used oil and anti-freeze is collected and recycled.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available on our website at https://corporate.monro.com/investors/corporate-governance. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.

Board Meetings

The Board of Directors held five meetings during the year ended March 27, 2021 (“Fiscal 2021”). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders and we expect all directors and nominees to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.

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At least annually, the Board of Directors meets to review management succession planning, as well as our overall executive resources. In addition, our independent directors meet regularly in executive sessions, over which our Chairman, Robert E. Mellor, presides. During the eight months of Fiscal 2021 during which Mr. Mellor served as the Company’s interim Chief Executive Officer, Stephen C. McCluski served as Lead Independent Director of the Board and presided over executive sessions of the Board in accordance with our Charter of the Lead Independent Director, which is available on the Investor Information — Corporate Governance page of our website.

Board Independence

The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees and directors satisfy the independence requirements of Nasdaq: John L. Auerbach, Frederick M. Danziger, Donald Glickman, Lindsay N. Hyde, Leah C. Johnson, Stephen C. McCluski, Robert E. Mellor, and Peter J. Solomon.

Committees of the Board of Directors

Each of the following Board committees, except for the Executive Committee, functions under a written charter adopted by the Board, copies of which are available on the Investor Information — Corporate Governance page of our website, currently https://corporate.monro.com/investors/corporate-governance, and to any shareholder who requests them. As a matter of routine corporate governance, each committee, except the Executive Committee, reviews its charter and practices on an annual basis. In Fiscal 2021, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

The current members, responsibilities and the number of meetings held in Fiscal 2021 of each of these committees are shown below:

Audit Committee Committee Members Stephen C. McCluski* (Chair) Frederick M. Danziger Lindsay N. Hyde Robert E. Mellor Number of meetings in 2021: 7 * Audit Committee Financial Expert

Key Responsibilities

•  Monitoring, and assisting the Board in its oversight of, the integrity of our financial accounting and reporting processes;

•  Selecting, retaining, determining the compensation for, and monitoring the independence, qualification and performance of our independent registered public accounting firm;

•  Monitor the independence, qualification and performance of the independent auditors;

•  Reviewing the performance of our internal auditors;

•  Monitoring our systems of internal controls regarding finance, accounting, legal and regulatory compliance and compliance with our Code of Ethics; and

•  Providing an avenue of communication among the independent registered public accounting firm, management, internal auditors and the Board.

Independence and Financial Literacy

•  The Board has determined that each member of the Audit Committee is independent as defined by the Nasdaq listing standards and SEC rules applicable to Audit Committee members.

•  All members of the Audit Committee satisfy the Nasdaq’s financial literacy requirement.

•  The Board has determined that Mr. McCluski is an audit committee financial expert (as defined by SEC rules) and qualifies as financially sophisticated under the Nasdaq rules as a result of his knowledge, abilities, education and experience.

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Compensation Committee Committee Members Frederick M. Danziger (Chair) John L. Auerbach Stephen C. McCluski Robert E. Mellor Number of meetings in 2021: 2

Key Responsibilities

•  Reviewing and approving, together with the other independent members of the Board, the annual compensation for our CEO and non-CEO executive officers;

•  Reviewing and approving the overall compensation strategy and program structure for employees;

•  Reviewing and making recommendations to the Board with respect to the total compensation of the non-employee directors, our incentive compensation plans and equity-based plans; and

•  Overseeing risk management of our compensation programs.

Independence and Authority

•  The Board has determined that each member of the Compensation Committee is independent as defined by the Nasdaq listing standards and the SEC rules.

•  The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees.

Nominating and Corporate Responsibility Committee Committee Members Robert E. Mellor (Chair) Frederick M. Danziger Lindsay N. Hyde Stephen C. McCluski Number of meetings in 2021:1

Key Responsibilities

•  Identifying and recommending to the Board candidates for election and to serve on the Board;

•  Board and Key management succession planning;

•  Providing oversight with respect to corporate governance matters; and

•  Primary oversight of the Company’s corporate responsibility (ESG) programs and initiatives.

Independence

•  The Board has determined that each member of the Nominating and Corporate Responsibility Committee is independent as defined by the Nasdaq listing standards and SEC rules.

Finance Committee Committee Members Donald Glickman (Chair) Stephen C. McCluski Peter J. Solomon Number of meetings in 2021: 3

Key Responsibilities

•  Reviewing and making recommendations to the Board regarding our short- and long-term financing plans and the financing of transactions that may have a material impact on our financial profile;

•  Reviewing management’s process for assessing the financial returns from acquisitions;

•  Considering and making recommendations to the Board on our dividend policy and practices and the issuance and repurchase of shares, if any;

•  Reviewing our use of financial instruments, hedging arrangements and strategies to manage and mitigate exposure to financial and market risks; and

•  Reviewing the financial performance and funding requirements of the defined benefit pension plan.

Executive Committee Committee Members Michael T. Broderick (Chair) Donald Glickman Robert E. Mellor Peter J. Solomon Number of meetings in 2021: 6

Key Responsibilities

•  Acting in place of the Board on limited matters that require action between Board meetings. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•  approve any action requiring shareholder approval;

•  fill vacancies on the Board of Directors;

•  fix compensation of directors or executive officers;

•  engage our independent registered public accounting firm; or

•  repeal, amend or adopt new bylaws.

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Lead Independent Director

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. Pursuant to our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board of Directors will designate a lead independent director, responsible for conducting executive sessions of the independent directors. For eight months of Fiscal 2021, Robert E. Mellor served as Monro’s interim Chief Executive Officer. During this time, the Board appointed Stephen C. McCluski to serve as Lead Independent Director. With Michael Broderick’s onboarding in April 2021, Mr. Mellor returned to his position as Independent Chairman of the Board. As such, the roles of Chief Executive Officer and Chairman are again separated and Mr. McCluski is no longer serving as Lead Independent Director.

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Board of Directors’ Role in Risk Oversight

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees. Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Manager of Internal Audit and the General Counsel meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

During Fiscal 2021, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The results of Management’s review were reported to the Compensation Committee. For Fiscal 2021, management concluded, and the Compensation Committee agreed, that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board or Committee	Primary Areas of Risk Oversight

Full Board of Directors

•  Strategic, financial and execution risks and exposures associated with the annual operating plan

•  Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•  Acquisitions and divestitures (including through post-closing reviews)

•  Senior management succession planning

•  Employee pension and retirement savings plans, including relative investment performance and funded status

•  Cybersecurity risks, including reviewing measures based on presentations from the head of the Company’s Information Technology Department, which occur at least annually, and reports from the Audit Committee

Audit

•  Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters and related-party transactions

•  Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s plans to respond to any cyber breaches, and receiving regular reports from the head of the Company’s Information Technology Department

•  Legal, regulatory and compliance risks

Compensation	• Risks and exposures associated with performance management of officers and executive compensation programs and arrangements, including incentive plans

Finance

•  Risks and exposures associated with financial position and financing activities, including cost of capital

•  Use of financial instruments and other hedging arrangements and strategies to manage exposure to financial and market risks

•  Financial status of the Company’s defined benefit pension plan

Nominating and Corporate Responsibility

•  Risks and exposures relating to director and key management succession planning and director independence

•  Compliance with corporate governance structure and processes, including succession planning and corporate responsibility (ESG) initiatives and processes

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Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. This includes the utilization of a robust questionnaire process for all Board members and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other board committee comprised solely of independent directors, must approve or ratify the transaction. There were no reportable related person transactions during Fiscal 2021.

Nominating Process

The Nominating and Corporate Responsibility Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Nominating and Corporate Responsibility Committee’s Charter includes an affirmative statement that the Committee’s will endeavor to include diverse candidates, including women and minorities, in each pool of Board candidates. The Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its responsibilities. In assessing potential new directors, the committee considers individuals from various disciplines and diverse backgrounds, taking into account gender, age and ethnicity. The Nominating and Corporate Responsibility Committee, at the direction of the Board of Directors, has taken meaningful steps to seek to identify one or more potential female nominees for director who, like any other nominee, satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Responsibility Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Nominating and Corporate Responsibility Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

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Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

In Fiscal 2021, non-employee directors received the following compensation:

•

$40,000 annual retainer; a $30,000 annual retainer for the chairman of the Board of Directors[1], as well as Audit Committee and the Finance Committee chairmen; a $15,000 retainer for the Compensation Committee chairman and a $10,000 annual retainer for the Nominating and Corporate Responsibility Committee chairman;

•

a grant of 2,575 shares of restricted stock on the date of the 2020 annual meeting of shareholders, determined by dividing $130,000 by $50.48, the closing price of a share of our common stock on the date of the 2020 annual meeting of shareholders;

•	$3,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended; and

•	reasonable travel expenses to attend meetings, if applicable.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to each director

Target Date	Within a four-year period of joining the Board of Directors

As of March 27, 2021, all of the Company’s non-employee directors are in full compliance with the stock ownership guidelines.

The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during Fiscal 2021:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)

John L. Auerbach	50,000	129,986	179,986

Frederick M. Danziger	70,000	129,986	199,986

Donald Glickman	87,000	129,986	216,986

Lindsay N. Hyde	54,000	129,986	183,986

Leah C. Johnson	23,000	129,986	152,986

Stephen C. McCluski	107,000	129,986	236,986

Robert E. Mellor(3)	—	—	—

Peter J. Solomon	57,000	129,986	186,986

(1)	For Fiscal 2021, Mr. Mellor only received director compensation during the time in which he was an independent, non-employee director, from March 29, 2020 through August 19, 2020.

(2)

Beginning in fiscal 2018, the Company began awarding non-employee directors restricted stock in lieu of stock options. Each non-employee director was awarded 2,575 shares of the Company’s restricted stock on August 18, 2020 (the “Award Date”). This column represents the aggregate award date value of the restricted stock awarded during Fiscal 2021 under FASB ASC 718. The value of the restricted stock is derived by multiplying number of shares awarded by the closing price per share on the Award Date of $50.48. For additional information on the valuation assumptions with respect to the Fiscal 2021 awards, refer to Note 11 of the Company’s financial statements in the Form 10-K for the year-ended March 27, 2021, as filed with the SEC.

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(3)

Mr. Mellor’s compensation is all reflected in the Named Executive Officer Summary Compensation tables as a result of his appointment as interim CEO in August 2020. Mr. Mellor did not receive the non-employee director grant of restricted stock on August 18, 2020 because he was serving as our interim CEO, nor did he receive retainer fees or meeting fees for attending Board meetings while he served as our interim CEO.

The restricted stock awarded to directors vests over a three-year period. Stock options granted prior to Fiscal 2018 were fully vested at the time of the grant. The following table shows the number of equity awards outstanding for each non-management director as of March 27, 2021.

Name	Restricted Stock Outstanding (Shares)	Stock Options Outstanding (Shares)

John L. Auerbach	4,291	—

Frederick M. Danziger	4,291	—

Donald Glickman	4,291	10,000

Lindsay N. Hyde	4,291	—

Leah C. Johnson	2,575	—

Stephen C. McCluski	4,291	10,000

Robert E. Mellor(1)	—	—

Peter J. Solomon	4,291	—

TOTAL	28,321	20,000

(1)	Mr. Mellor’s outstanding equity awards are reflected in the Outstanding Equity Awards table for the Named Executive Officers as a result of his appointment as interim CEO in August 2020.

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

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Elements of Compensation for Fiscal 2021

The objectives and key characteristics of direct elements of our Fiscal 2021 executive compensation are summarized below:

Our executive compensation determinations for Fiscal 2021 were significantly influenced by the outbreak of COVID-19, the evolving impact of the pandemic on our business and operations, and our response to the resulting challenges and opportunities, as described in more detail below.

Compensation Element		Period Covered	Objectives
Fixed	Base Salary (Cash)	Annual

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

•  For Fiscal 2021, due to the uncertainty created by the COVID-19 pandemic, salary increases, typically given in May each year, were delayed

At-Risk	Annual Incentive Bonus (Cash)	Annual

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established by the Committee each fiscal year

•  Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

•  For Fiscal 2021, the year was equally divided into two halves with different goals. First half goals for Fiscal 2021, set in May 2020, were based 100% on individual objectives focused primarily on the execution of a successful COVID-19 recovery strategy. Second half goals were tied to the achievement of more traditional corporate financial and operational goals, set in October 2020

	Long-Term Incentive (“LTI”) Compensation (Equity Awards)	3-4 years

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  Objective is to provide 70% of equity awards as performance-based awards with the following mix: 30% stock options, 30% RSUs and 40% PSUs

•  Stock options

○  Aligns executive rewards with shareholder returns; no value unless stock price appreciates over the grant price

○  Vests in equal installments over four years

○  Encourages long-term, sustained performance

○  Encourages retention through multi-year vesting

•  Performance-vesting stock units (PSUs)

○  Vest over a three-year performance period

○  PSUs are forfeited if multi-year objectives are not met

○  Encourages long-term, sustained performance and retention

○  Facilitates stock ownership

•  Time-vesting restricted stock units (RSUs)

○  Vests in equal installments over four years

○  Encourages retention through multi-year vesting

○  Facilitates stock ownership

•  For Fiscal 2021, a mix of 50% stock options and 50% RSUs was provided as a result of the impact of COVID-19 on our operating performance and the difficulty in setting long-term performance goals for PSUs

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Michael T. Broderick	52	President and Chief Executive Officer

Brian J. D’Ambrosia	46	Executive Vice President — Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Maureen E. Mulholland	50	Executive Vice President — Chief Legal Officer and Secretary

Robert J. Rajkowski	56	Executive Vice President — Chief Operating Officer

Daniel Tripoli	48	Senior Vice President — Retail Operations

Michael T. Broderick assumed the role of President and Chief Executive Officer of Monro, Inc. in April 2021, bringing with him more the 25 years of experience executing profitable growth and business transformation strategies in the aftermarket parts and tire service industry. He most recently served as Executive Vice President of Merchandising and Store Operations Support at Advance Auto Parts where he was instrumental in driving same-store sales growth and implementing technology-driven strategies to enhance operational efficiency within the company’s 5,200-store network. In addition, Mr. Broderick played a key role in diversity and inclusion efforts focused on promoting women’s leadership in the automotive aftermarket industry. Prior to joining Advance Auto Parts, Mr. Broderick served from 2014 to 2016 as Senior Vice President of the automotive division of Canadian Tire Corporation, where he was responsible for improving customer service standards at 493 dealers, operating 5,800 service bays. Prior to his tenure with Canadian Tire Corporation, he was CEO of Federal Mogul Corporation, where he orchestrated a successful turnaround strategy to reverse a multiyear decline in performance and developed the company’s global sales and distribution strategy. Previously, Mr. Broderick was a President at General Parts where he helped transform and optimize business operations, including cost control and process improvements. He began his career at AutoZone, where he served for 16 years in a number of field and operations roles, including as Vice President of the company’s Northeast division.

Brian J. D’Ambrosia was promoted to Executive Vice President — Finance, Chief Financial Officer and Treasurer in April 2018. Before that, since January 2017, Mr. D’Ambrosia served as Senior Vice President — Finance, Chief Financial Officer and Treasurer, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Maureen E. Mulholland was promoted to Executive Vice President and Chief Legal Officer in August 2020, having previously served as Senior Vice President — General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She graduated from the University of Notre Dame Law School.

Robert J. Rajkowski was promoted to Executive Vice President in August 2020. He joined the Company in September 2019 as Senior Vice President — Chief Operating Officer. Mr. Rajkowski brings nearly 15 years of experience in the automotive industry across a number of operations and marketing roles in corporate, franchisee and franchisor business models. Prior to joining the Company, Mr. Rajkowski served as the Chief Operating Officer of AAMCO Transmission and Total Car Care since February 2014. He also previously served as Chief Marketing Officer at Heartland Automotive Services (Jiffy Lube) from July 2010 to January 2014 and as a General Manager — Retail Stores at The Goodyear Tire & Rubber Company.

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Daniel Tripoli was promoted to Senior Vice President — Retail Operations in August 2020, after serving as Regional Vice President since April 2019. Mr. Tripoli joined Monro for the first time in 2001. He was a District Manager for nine years before leaving to open his own auto service and tire stores. He rejoined Monro in December 2017 as a Zone Manager. Mr. Tripoli started his career in the automotive service industry in 1998, working for Penske Corporation as a Store Manager and later a District Manager.

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PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our shareholders to vote on an advisory resolution to approve the compensation paid to our executive officers for Fiscal 2021 (“Say on Pay”). Our Fiscal 2021 compensation program again reflects our pay-for-performance philosophy, albeit significantly influenced by the outbreak of COVID-19, the evolving impact of the pandemic on our business and operations and the Company’s response to the resulting challenges and opportunities. We continue to tie a significant portion of our CEO and Named Executive Officer compensation to both short and long-term Company-performance objectives and executive compensation outcomes reflect this philosophy. We also believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis,” below, which details how our executive compensation programs and policies are designed to achieve our compensation objectives, as well as the 2021 Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

2021 Advisory Vote on Executive Compensation

The Compensation Committee, along with the Board, believe that the policies, procedures and amounts of compensation discussed here, and described further in this Proxy Statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our shareholders. To indicate approval of our executive compensation, a majority of the votes cast must vote in favor of the proposal.

This Say on Pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or our Board. However, our Board values the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether actions are necessary to address these concerns.

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2022 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for the fiscal year ended March 27, 2021 (“Fiscal 2021”).

We experienced several executive officer transitions during Fiscal 2021, including the following:

•	Robert J. Rajkowski was promoted from Senior Vice President – Store Operations to Executive Vice President – Chief Operating Officer effective August 16, 2020;

•	Daniel Tripoli was promoted from Regional Vice President to Senior Vice President – Retail Operations effective August 16, 2020;

•	Brett T. Ponton, former President and Chief Executive Officer resigned from the Company effective August 19, 2020;

•	Maureen E. Mulholland was promoted from Senior Vice President – General Counsel to Executive Vice President – Chief Legal Officer and Secretary effective October 1, 2020;

The list of officers deemed to be serving as our named executive officers (our “Named Executive Officers”) for Fiscal 2021 are:

•	Interim President and Chief Executive Officer (our “Interim CEO”), Robert E. Mellor;

•	Former President and Chief Executive Officer (our “Former CEO”), Brett T. Ponton;

•	Executive Vice President – Chief Financial Officer, Brian J. D’Ambrosia;

•	Executive Vice President – Chief Legal Officer and Secretary, Maureen E. Mulholland;

•	Executive Vice President – Chief Operating Officer, Robert J. Rajkowski and

•	Senior Vice President – Retail Operations, Daniel Tripoli.

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our Named Executive Officers in Fiscal 2021 and the report of the Committee, which immediately follow below.

Executive Summary

Compensation Philosophy and Objectives

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with Nasdaq rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors. A copy of the charter is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support our core values and culture by promoting internal equity and external competitiveness. To meet these objectives, the Committee has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay-for-performance by:

-	setting challenging yet realistic annual performance goals in our short-term incentive plan that rewards executives for the achievement of these goals; and

-	providing a mix of long-term incentives weighted toward performance to ensure alignment with shareholders and focus on increasing shareholder value, while retaining key talent.

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The above policies guide the Committee in determining the proper allocation between short-term and long-term compensation. Other considerations include our financial performance, business objectives, our fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

Our compensation program rewards our Named Executive Officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The program is designed to reward both annual and long-term performance. Short-term performance is rewarded through base salary and annual bonus. Beginning in fiscal 2019, long-term performance has been rewarded through a mix of three vehicles: performance-vesting restricted stock units (“PSUs”); time-vesting restricted stock units (“RSUs”) and stock options. The value of each vehicle is based on a number of factors predicated on the Company’s financial performance. For Fiscal 2021, only RSUs and stock options were awarded due to the difficulty of setting performance goals for PSUs in the context of the COVID-19 pandemic as a result of the uncertainty surrounding the length and severity of the pandemic. We anticipate migrating back to our previously established mix of stock options, RSUs and PSUs in fiscal 2022. In addition, our Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

What We Do	What We Don’t Do

✓ Pay for performance – majority of compensation “at risk”	X Permit short sales by directors, officers or employees

✓ Reasonable post-employment and change in control provisions	X Allow hedging or pledging of company stock

✓ Stock ownership guidelines	X Offer change in control tax gross-ups

✓ Utilize independent compensation advisor	X Permit repricing of underwater options without shareholder approval

✓ Clawback policy	X Offer unreasonable perquisites

✓ Annual shareholder “say on pay” vote	X No single trigger cash severance based solely upon a change-in-control of the Company

✓ Executive benchmarking

✓ Modest perquisites

Shareholder Engagement

We believe that it is important for us to communicate with shareholders regularly regarding areas of interest or concern. Engagement with shareholders allows us to solicit input and respond to questions about Company matters, including our executive compensation program. At the 2020 annual meeting of shareholders, approximately 88% of the votes cast were in favor of the advisory vote to approve executive compensation. The Committee considered these results when making the decisions described in this CD&A. We believe our current long-term program ensures alignment with shareholders and a focus on pay for performance. We will continue to engage with our shareholders and to evaluate their feedback for potential changes in the future.

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Oversight of the Executive Compensation Program

The Committee administers our executive compensation program on behalf of the Board and our shareholders.

In determining the appropriate compensation packages for our executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity based compensation. In addition, our CEO annually reviews the performance of each of the executives (other than himself, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on our CEO’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding our executives.

The Committee seeks to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation and a greater weighting toward long-term incentives.

Role of the Compensation Consultant

As outlined in its charter, the Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the Committee’s duties. The Committee has retained the services of Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the Committee. The Committee was solely responsible for the decision to retain Exequity as its consultant. Exequity advises the Committee on matters of Named Executive Officer compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Exequity may express an opinion on compensation matters, the Committee is solely responsible for setting the type and amount of compensation for our Named Executive Officers. Exequity reports directly to the Committee and has direct access to the Committee through the Committee’s Chairman. The Committee requires that any compensation consultant it retains cannot be utilized by management for other purposes. Although management may work closely with the consultant, the consultant is ultimately accountable to the Committee on matters related to executive compensation.

The Committee recognizes that it is essential to receive objective advice from its compensation consultant. The Committee examines the procedures and safeguards that Exequity takes to ensure that the compensation consulting services are objective. The Committee has assessed the independence of Exequity pursuant to Nasdaq rules and its charter and concluded that Exequity’s work for the Committee does not raise any conflict of interest. In making this assessment, the factors taken into consideration included:

•	that the compensation consultant reports directly to the Committee, and the Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	the compensation consultant’s policies and procedures designed to prevent conflicts of interest;

•	whether the compensation consultant’s advisor to the Company owns stock in the Company; and

•	any business or personal relationships between the compensation consultant’s advisor to the Company, on one hand, and any member of the Committee or any executive officer, on the other hand.

Benchmarking

In addition to many other factors that affect compensation determinations, the Committee considers the compensation practices of a peer group, where available, in evaluating the compensation program. In fiscal 2019, the Committee engaged Exequity to reevaluate its peer group to be used for executive compensation purposes. The Committee approved a peer group of 22 companies, including 11 new companies with revenues between $500M and $1.5B to ensure a more robust group, with a focus on size and industry. No changes were made to this peer group, except that

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Vitamin Shoppe, Inc is no longer publicly-listed, and therefore has been dropped. The current peer group includes:

Aarons, Inc.	Citi Trends, Inc.	Lithia Motors, Inc.
Advance Auto Parts, Inc.	Five Below, Inc.	Murphy USA Inc.
Asbury Automotive Group, Inc.	Floor & Décor Holdings, Inc.	O’Reilly Automotive, Inc.
At Home Group Inc.	Group 1 Automotive, Inc.	Shoe Carnival, Inc.
AutoZone, Inc.	Haverty Furniture Companies, Inc.	Sleep Number Corporation
Carvana Co.	Hibbett Sports, Inc.	Valvoline Inc.
The Children’s Place, Inc.	La-Z-Boy Incorporated	Zumiez Inc.

This peer group was used to conduct an executive compensation benchmarking for the named executive officers in 2021. The peer group served as the primary reference, with survey data utilized as a secondary reference. Results of the benchmarking indicated that, on an aggregate basis, all components of pay (base salary, target bonus, and long-term incentives) lagged the 25th percentile of both the peer group and survey data. The prior benchmarking analysis was also used to inform compensation recommendations for Fiscal 2021.

Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his/her position and is set at a level that the Committee believes will enable us to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, internal pay alignment and equity, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as market data.

Annual salary planning begins with a percentage guideline for increases, based upon our annual budget, which is adjusted upward or downward for individual performance based on recommendations from our CEO. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of our performance against its financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to our performance and profitability.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Committee typically approves the base salary increases in May. Due to the significant uncertainty of COVID-19 and the evolving impact of the pandemic on our business and operations, the Committee decided not to approve any base salary increases in May 2020. However, the Committee did approve salary increases for Messrs. Rajkowski and Tripoli in August 2020 and for Ms. Mulholland in October 2020, each in connection with a promotion. Mr. D’Ambrosia received a salary increase in January 2021, in connection with the execution of his new employment agreement with the Company. These salary increases ranged from 3.9% to 50%, with the greatest increase provided to Mr. Tripoli to ensure greater consistency with the market. Further, the Committee determined to pay Mr. Mellor a base salary of $750,000 as our interim Chief Executive Officer to reflect both the value of the services Mr. Mellor would provide and his executive skills and experience. The salaries the Company paid to the Named Executive Officers during Fiscal 2021 are shown in the 2021 Summary Compensation Table, below.

Annual Incentive Bonus

The Committee has the authority to award annual incentive bonuses to our executive officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Our Named Executive Officers receive their annual incentive bonus pursuant to the Company’s executive bonus plan.

In Fiscal 2021, as a result of the evolving nature and economic impact of COVID-19 and the difficulty in establishing annual performance goals, the Committee determined to split the annual performance period in two equal, six-month performance periods. Under both six-month performance periods of Fiscal 2021, each Named Executive Officer had the ability to earn a maximum incentive amount equal to 50% of his or her targeted annual bonus percentage.

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First Half of Fiscal 2021

For the first six months of Fiscal 2021, goals were based 100% on key individual objectives (KIIs) (“1st Half Bonus”). Individual objectives for each Named Executive Officer, other than the CEO, were established and reviewed by the CEO. KIIs for the former CEO were established by the Committee, but his departure in August 2020 made the evaluation of the Klls unnecessary. The interim CEO did not participate in this program.

The core focus of the NEOs’ individual KIIs for the 1st Half Bonus was on navigating through the COVID-19 pandemic by: (i) concentrating on employee and customer safety & protocols; (ii) strengthening employee resources and support; and (iii) driving cost management and business resiliency. In considering the significant effort put forth to effectively guide the Company through the unprecedented challenges of the COVID-19 pandemic, the Committee approved a 100% payout to each Named Executive Officer. These 1st Half Bonus payouts were processed and paid in November 2020.

Second Half of Fiscal 2021

The incentive plan for the second half of Fiscal 2021 was established in line with more traditional annual bonus measures meant to focus executives on our objectives to increase revenue, profit and same store sales. Fiscal 2021 second half performance measures and weighting were:

1.	40% based on comparable store sales;

2.	40% based on pre-tax income; and

3.	20% based on key individual initiatives (“KIIs”).

The targets for comparable store sales and pre-tax income were set in November 2020 by the Committee for the second half of Fiscal 2021 based on the best known information at that time concerning the pandemic. The Committee included the use of KIIs to allow for greater flexibility in assessing individual performance and contributions that further our stated objectives.

The Fiscal 2021 second half bonus award opportunities for executives ranged from 0% to 150% of target based on performance. Named Executive Officers had the ability to earn a maximum incentive amount equal to 50% of his or her targeted annual bonus percentage. No bonus would be earned for performance below threshold, 50% payout for threshold, 100% payout for target performance and 150% payout for maximum performance; actual awards were interpolated based on performance/payout scale. In setting targets for the second half of Fiscal 2021, the Committee considered several factors, including past performance, investor and analyst expectations, internal targets, peer and industry expectations and the expected impact of the COVID-19 pandemic.

The table below provides the second half Fiscal 2021 goals and achievements:

	Second Half Fiscal 2021 Goal and Actual Results Achieved
Name	Threshold	Target	Maximum	Actual
Comparable Store Sales	(5)%	0%	5%	(2.8)%
% of Target	50%	100%	150%	72%
Pre-tax income	$27,750	$37,000	$46,250	$23,004
% of Target	50%	100%	150%	0%

In addition to the comparable store sales and pre-tax income performance targets, the Committee also requested that each Named Executive Officer identify at the start of the second half of the fiscal year several KIIs that would continue to focus on executing a successful COVID-19 recovery strategy focused on safety, driving cost management, operating income, and capital efficiency. These KIIs would be used as a third performance measure for up to 20% of the second half Fiscal 2021 incentive bonus.

All bonus awards made under the executive bonus plan are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by the Company and whether the KIIs have been achieved by the executive and, if so, the applicable bonus award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets.

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The Committee’s practice is to pay cash awards based upon the achievement of our annual financial performance goals and KIIs. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

Under the executive bonus plan for the second half of Fiscal 2021, the target bonus amounts and maximum payout amounts for our Name Executive Officers were:

Name	Base Salary ($)(1)	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)
Robert E. Mellor(2)
Brett T. Ponton(2)	300,000	100%	150%
Brian J. D’Ambrosia	196,250	60%	90%
Maureen E. Mulholland	150,000	60%	90%
Robert J. Rajkowski	200,000	60%	90%
Daniel Tripoli	150,000	40%	60%

(1)

Adjustments to base salaries were made on August 16, 2020 for Messrs. Rajkowski and Tripoli and on October 1, 2020 for Ms. Mulholland and on January 1, 2021 for Mr. D’Ambrosia. These amounts reflect the actual base salary received by the Named Executive Officers during the second half of Fiscal 2021. For Mr. Ponton base salary in this column reflects what he would have earned had he been the CEO for all of Fiscal 2021.

(2)	Mr. Mellor was not eligible for a second half Fiscal 2021 bonus for his service as our Interim CEO and Mr. Ponton forfeited his awards upon his resignation effective August 19, 2020.

At the end of the second half of Fiscal 2021, the Committee evaluated the Company’s performance. The Company achieved between the threshold level of performance and targeted level of performance for comparable store sales but did not achieve the threshold for pre-tax income performance goals. The Committee determined what percentage of KIIs were achieved for payment of the second half Fiscal 2021 bonus, ranging from 96% to 100%, based upon the assessment and recommendation of the interim CEO.

The percentage of total KIIs achieved and total bonus earned for the second half of Fiscal 2021 are shown in the table below.

	KII’s Achieved	Total Second Half Fiscal 2021 Bonus Earned(2)

Robert E. Mellor(1)	—	$—

Brian J. D’Ambrosia	96%	$56,160

Maureen E. Mulholland	100%	$43,920

Robert J. Rajkowski	96%	$57,720

Daniel Tripoli	96%	$28,800

(1)	Mr. Mellor was not eligible for second half Fiscal 2021 bonus for his service as our interim CEO

(2)

For Messrs. D’Ambrosia, Rajkowski, Tripoli, and Ms. Mulholland, amounts reported here are also included in the “Non-Equity Incentive Plan Compensation” section of the 2021 Summary Compensation Table. For Mr. Ponton, the KII % and the bonus amount disclosed in the table assumes what he would have earned should he have stayed CEO through the end of Fiscal 2021, and achieved 100% of his KII’s. Mr. Ponton forfeited his awards upon his resignation effective August 19, 2020.

For fiscal 2022, we expect to return to annual performance goals and metrics.

Long-Term Incentive Compensation

In Fiscal 2020, based in part on feedback received from shareholders, the Committee revised the percentages assigned between the three long-term incentive vehicles, to increase the weighting on performance awards for a total of 70% performance-based as follows:

1.	30% stock options;

2.	30% RSUs; and

3.	40% PSUs.

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We believe our three-pronged approach to long-term incentives encourages retention, performance and a continuing link with shareholders. For our executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long- term objectives and encourage behavior that protects and enhances the long-term interests of our shareholders. The Committee believes that equity awards are a significant portion of the total compensation package for executives and are an important retention tool.

In Fiscal 2021, as a result of the impact of COVID-19 on our operating performance and the difficulty in setting long-term performance goals, the Committee determined the most appropriate mix and weighting of our long-term incentives would be 50% RSUs and 50% stock options. The interim CEO did not participate in this program.

The stock options and RSUs vest ratably over four years. PSUs were not used for Fiscal 2021 due to the difficulty of setting performance goals as a result of the uncertainty surrounding the length and severity of the COVID-19 pandemic. In Fiscal 2022, we anticipate migrating back to a mix of stock options, RSUs and PSUs.

The Committee considered the following factors in evaluating the 2021 long-term incentive compensation grants for our Named Executive Officers: recommendation by our CEO, individual performance, change in responsibility, peer group benchmarking, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the awards as a percentage of the recipient’s total compensation, the expense associated with the awards and the uncertainty created by the COVID-19 pandemic.

Executive Officer Stock Ownership Guidelines

We require our Named Executive Officers to achieve and maintain a certain minimum level of ownership of the Company’s common stock. The purpose of the guidelines is to further engage certain senior executives in the long-term success of the Company. Our stock guidelines for our Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary
Chief Financial Officer	Common stock with an aggregate value equal to at least three times annual base salary
Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary

Each covered executive is required to achieve his or her required ownership level within four years of being named a Named Executive Officer. As of March 27, 2021, all of our Named Executive Officers were still in their respective transition periods for becoming compliant. Mr. D’Ambrosia is expected to be fully compliant with the ownership levels required by the guidelines by the end of fiscal 2022, Mr. Rajkowski and Ms. Mulholland are expected to be fully compliant by the end of fiscal 2024, and Mr. Tripoli is expected to be fully compliant by the end of fiscal 2025.

Clawback Policy

In May 2018, the Board adopted the Monro, Inc. Executive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy provides for the recoupment of certain incentive compensation in the event of a financial restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, and acts of fraud, misappropriation or embezzlement. The Clawback Policy is administered by the Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Committee.

Anti-Hedging and Pledging Policy

Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

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Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We also provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective better to enable us to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

We sponsor, for all employees, a profit sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. Beginning in July 2018, this plan was amended to match 50% of the first 6% contributed to the 401(k) plan. Previously, we had generally matched 50% of the first 4% contributed. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. In addition, any employee whose plan benefit is limited by Internal Revenue Code limitations (including our Named Executive Officers), may participate in the Deferred Compensation Plan. The purpose of the Deferred Compensation Plan is to provide affected employees with the opportunity to receive a retirement benefit that bears a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code.

The Deferred Compensation Plan provides the opportunity for eligible employees, including our Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Deferred Compensation Plan, we match base salary deferral amounts for salary over the Internal Revenue Code compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under our qualified 401(k) plan. No amounts credited under the Deferred Compensation Plan are funded and the right of a participant or beneficiary to receive a distribution is an unsecured claim against our general assets. The Deferred Compensation Plan is part of our competitive total compensation and benefits package that helps it attract and retain key talent. The costs of the Deferred Compensation Plan are included in the “Nonqualified Deferred Compensation Table”. The current annual earnings rate of 5% is credited to the account.

Our other benefit plans primarily include medical and other health care benefits, group life insurance, disability and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase shares of our common stock.

Our Named Executive Officers are provided with the use of a company-owned vehicle or a car allowance, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for our Named Executive Officers for Fiscal 2021 are included in the “All Other Compensation” column of the “2021 Summary Compensation Table” appearing below.

Other Matters

Employment Agreements

The Company entered into employment agreements with Brett T. Ponton and Brian J. D’Ambrosia. Both of these employment agreements were reviewed and approved by the Committee. In addition, the Board reviewed and approved our employment agreement with Mr. Ponton. The Committee believes that these employment agreements are an important part of our overall executive compensation program and serve as a recruitment and retention device.

The employment agreement for each executive generally addresses: role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason”, as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreements stipulate that the executive may not compete with us or solicit our employees for prescribed periods following termination of employment and may not disclose confidential information of the Company.

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Both employment agreements also contain termination and related pay provisions in the event of a “change in control”. In each case, for the change in control provision to apply, there must be both (1) a “change in control”, as well as (2) a termination by us without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date we entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of our Common Stock; (ii) upon our sale substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which our shareholders immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with our policy, neither of the employment agreements include an excise tax gross-up provision.

Ponton Agreement

Mr. Ponton’s employment agreement terminated on August 19, 2020. On August 1, 2020, Mr. Ponton resigned as President and Chief Executive Officer of the Company, effective as of August 19, 2020. In addition, Mr. Ponton also tendered his resignation as a member of the Board of Directors, effective as of August 5, 2020. Although Mr. Ponton’s employment terminated on August 19, 2020, under the terms of his employment agreement with the Company, he continued to receive his annual base salary of $550,000 until September 15, 2020.

D’Ambrosia Agreement

In December 2020, we entered into an employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia, with a term of January 1, 2021 through December 31, 2021. The D’Ambrosia Agreement will automatically renew for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia serves as our Executive Vice President – Finance and Chief Financial Officer of the Company.

Under the D’Ambrosia Agreement, as amended, Mr. D’Ambrosia (i) is paid a base salary of $400,000; (ii) is eligible to earn an annual bonus, pursuant to the terms of our bonus plan, of up to 90% of his base salary upon the achievement of certain predetermined corporate objectives; and (iii) participates in our other incentive and welfare and benefit plans made available to executives. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement.

The provisions described above and other material provisions of our employment agreements with Messrs. Ponton and D’Ambrosia are discussed in the “Summary Compensation Table”, the “Grants of Plan-Based Awards Table”, and in the “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

At this time, the Committee has not determined that it is necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance. Further Messrs. Rajkowski and Tripoli and Mmes. Donovan and Mulholland are entitled to one year’s base salary upon an involuntary termination without cause or a resignation for good reason (which is increased to two years’ base salary if the involuntary termination without cause or resignation for good reason is within two years following a change in control of the Company), as well as a pro-rata bonus for the year of termination and accelerated vesting of outstanding stock options.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

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EXECUTIVE COMPENSATION TABLES

2021 Summary Compensation Table

The table below sets forth the compensation paid to or earned by our “Named Executive Officers” listed in the table for the three-year period ended March 27, 2021, or if less, the period of time in which the individual served as a Named Executive Officer.

Name and Principal Position	Year	Salary(1) ($)	Option Awards(2) ($)	Stock Award(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Robert E. Mellor	2021	452,876	—	—	—	48,300	501,176
Interim Chief Executive Officer and
President

Brett T. Ponton	2021	224,984	251,514	249,995	—	71,000	797,493
Former Chief Executive Officer and	2020	595,833	148,887	350,012	—	29,400	1,124,133
President	2019	550,000	—	199,983	672,404	18,300	1,440,687

Brian J. D’Ambrosia	2021	388,750	176,057	174,991	171,660	24,600	936,058
Executive Vice President—	2020	382,083	89,176	209,991	—	22,600	703,851
Finance and Chief Financial Officer	2019	350,000	—	149,945	192,552	21,400	713,897

Maureen E. Mulholland	2021	275,000	62,872	62,485	93,290	23,800	517,447
Executive Vice President—	2020	248,750	29,725	69,997	—	25,000	373,473
Chief Legal Officer and Secretary	2019	235,000	19,417	19,188	60,075	19,300	352,981

Robert J. Rajkowski	2021	368,179	150,901	149,953	146,512	65,900	881,445
Executive Vice President—	2020	158,711	187,200	—	—	5,900	351,811
Chief Operating Officer

Daniel Tripoli	2021	262,564	62,872	62,485	62,287	17,400	467,608
Senior Vice President—
Retail Operations

(1)

The reported salaries for our Named Executive Officers reflect the payments they actually received in Fiscal 2021. Salary increases for our Named Executive Officers in Fiscal 2021 occurred on August 16, 2020 for Messrs. Rajkowski and Tripoli and on October 1, 2020 for Ms. Mulholland. The amount for Mr. Mellor represents the base salary he was paid for serving as our interim CEO.

(2)

Amounts do not reflect compensation actually received by our Named Executive Officers. Instead, the amounts shown are the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs are described more fully in Note 11 in the Company’s financial statements in the Form 10-K for the year ended March 27, 2021, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in Fiscal 2021.

(3)

The amounts in this column represent the aggregate grant date fair value of Time-Vesting Restricted Stock Units (“RSUs”) calculated in accordance with FASB ASC 718. The assumptions used in calculating compensation costs are described more fully in Note 11 in the Company’s financial statements in the Form 10-K for the year ended March 27, 2021, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on RSUs awarded in Fiscal 2021.

(4)

This column represents the amounts earned by our Named Executive Officers in Fiscal 2021, as well as fiscal 2020 and fiscal 2019 pursuant to the Company’s annual incentive bonus plan. Additional information regarding the potential threshold, target and maximum payouts underlying this column is included in the Grants of Plan-Based Awards table.

(5)

The following table shows each component of the “All Other Compensation” column in the 2021 Summary Compensation Table. For our Named Executive Officers, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, nonqualified deferred compensation (“NQDC”) earnings in excess of 120% of the long-term applicable federal rate (“AFR”), payment of life insurance premiums on behalf of our Named Executive Officers, the incremental cost to the Company of automobiles provided to our Named Executive Officers, and, in the case of Mr. Ponton severance in the form of base salary continuation until September 15, 2020, and in the case of Mr. Rajkowski, company paid relocation expense. For Mr. Mellor, the compensation he received as a member of the Board of Directors in Fiscal 2021, prior to becoming our interim CEO, consisted of $48,000 in fees paid in cash and no stock awards.

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Name	Year	Company Matching Contributions ($)	NQDC Earnings in excess of 120% of long-term AFR ($)	Life Insurance Premium ($)	Auto Allowance Perquisites ($)	Relocation Expense ($)	Severance ($)	Board of Directors Compensation ($)	Total ($)
Robert E. Mellor	2021	0	0	300	0	0	0	48,000	48,300
Brett T. Ponton	2021	4,000	11,300	400	4,900	0	50,400	0	71,000
Brian J. D’Ambrosia	2021	8,600	2,300	900	12,800	0	0	0	24,600
Maureen E. Mulholland	2021	8,100	2,700	900	12,100	0	0	0	23,800
Robert J. Rajkowski	2021	0	0	900	12,000	53,000	0	0	65,900
Daniel Tripoli	2021	4,000	0	900	12,500	0	0	0	17,400

Grants of Plan–Based Awards

The following tables present estimated possible payouts under the non-equity incentive plan for Fiscal 2021 to our Named Executive Officers and provide information regarding plan-based awards under the Company’s stock incentive plans granted during Fiscal 2021 to our Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold(2) ($)	Target ($)	Maximum ($)

Robert E. Mellor(3)	—	—	—

Brett T. Ponton(4)	300,000	600,000	900,000

Brian J. D’Ambrosia	58,875	233,250	292,125

Maureen E. Mulholland	45,000	140,000	185,000

Robert J. Rajkowski	60,000	208,792	268,792

Daniel Tripoli	30,000	93,487	123,487

(1)

The amounts in these columns consist of possible incentive payouts under the Company’s incentive bonus plan for Fiscal 2021. These incentive awards were granted under the executive bonus plan and include amounts for both 6-month performance periods for Fiscal 2021. The amounts actually earned by our Named Executive Officers in Fiscal 2021 are reported as Non-Equity Incentive Plan Compensation column of the 2021 Summary Compensation Table.

(2)

Represents the minimum amount payable under the Company’s incentive bonus plan for Fiscal 2021. The threshold assumes no payout related to KIIs as the executive could earn between 0 – 100% on these metrics. See “Compensation Discussion and Analysis – Annual Incentive Bonus.”

(3)	Mr. Mellor was not granted a non-equity incentive plan award for his service as our interim CEO.

(4)	Mr. Ponton forfeited his non-equity incentive plan award upon his resignation effective August 19, 2020.

					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units

Robert E. Mellor

Brett T. Ponton(3)	6/1/2020				4,533			249,995
	6/1/2020					20,226	55.15	251,514
Brian J. D’Ambrosia	6/1/2020				3,173			174,991

	6/1/2020					14,158	55.15	176,057
Maureen E. Mulholland	6/1/2020				1,133			62,485
	6/1/2020					5,056	55.15	62,872

Robert J. Rajkowski	6/1/2020				2,719			149,953
	6/1/2020					12,135	55.15	150,901
Daniel Tripoli	6/1/2020				1,133			62,485
	6/1/2020					5,056	55.15	62,872

(1)	There were no PSUs granted in Fiscal 2021 as a result of the COVID impact on business operations.

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(2)

Stock options and RSUs are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the aggregate grant date fair value of such stock options and RSUs and calculated pursuant to FASB ASC 718.

(3)	Mr. Ponton forfeited his awards upon resignation effective August 19, 2020.

The material terms of our Named Executive Officers’ employment agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of our Named Executive Officers’ equity plan awards are described more fully in the “Outstanding Equity Awards at Fiscal 2021 Year End” table below.

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Outstanding Equity Awards at Fiscal 2021 Year End

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at March 27, 2021:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)
Robert E. Mellor	8/14/2018	(1)					609	40,340
	8/13/2019	(1)					1,107	73,328

							1,716	113,668

Brett T. Ponton(2)
Brian J. D’Ambrosia	5/13/2015	(3)	5,000		61.41	5/12/2021
	5/11/2016	(3)	4,000		69.30	5/10/2022
	1/3/2017	(4)	40,000		57.25	1/2/2022
	6/5/2018	(5)					632	43,188
	6/5/2018	(6)							1,305	86,443
	5/15/2019	(3)	1,155	3,465	80.18	5/14/2025
	5/15/2019	(5)					841	55,707
	5/15/2019	(6)							1,497	99,161
	6/1/2020	(3)		14,158	55.15	5/31/2026
	6/1/2020	(5)					3,173	210,180

			50,155	17,623			4,666	309,076	2,802	185,604

Maureen E. Mulholland	5/13/2015	(3)	4,000		61.41	5/12/2021
	5/11/2016	(3)	2,000		69.30	5/10/2022
	5/11/2017	(3)	1,500	500	50.48	5/10/2023
	8/15/2017	(3)	3,750	1,250	44.90	8/14/2023
	6/5/2018	(3)	742	742	57.45	6/4/2024
	6/5/2018	(5)					100	6,624
	6/5/2018	(6)							134	8,876
	5/15/2019	(3)	385	1,155	80.18	5/14/2025
	5/15/2019	(5)					280	18,547
	5/15/2019	(6)							499	33,054
	6/1/2020	(3)		5,056	55.15	5/31/2026
	6/1/2020	(5)					1,133	75,050

			12,377	8,703			1,513	100,221	633	41,929

Robert J. Rajkowski(7)	9/30/2019	(3)	2,500	7,500	79.01	9/29/2025
	6/1/2020	(3)		12,135	55.15	5/31/2026
	6/1/2020	(5)					2,719	180,107

			2,500	19,635			2,719	180,107

Daniel Tripoli(8)	7/18/2018	(3)	1,000	1,000	67.25	7/17/2024
	5/15/2019	(3)	154	462	80.18	5/14/2025
	5/15/2019	(5)					112	7,419
	5/15/2019	(6)							200	13,248
	6/1/2020	(3)		5,056	55.15	5/31/2026
	6/1/2020	(5)					1,133	75,050

			1,154	6,518			1,245	82,469	200	13,248

(1)	These RSAs vest over three years as follows: One-third of the awards on the yearly anniversary of the grant date.

(2)	Mr. Ponton forfeited his outstanding awards upon his termination of employment effective August 19, 2020.

(3)	This option grant vests over four years as follows: One-quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from the grant date.

(4)	This option grant vests over four years as follows: One-quarter of the options vests on the yearly anniversary of the grant. These options have a five-year life from the grant date.

(5)	These RSUs vest over four years as follows: One-quarter of the units on the yearly anniversary of the grant date.

(6)	These PSUs vest in three years if the Company achieves its return on invested capital goal established by the Board of Directors.

(7)	Award issued on September 30, 2019 was in connection with Mr. Rajkowski joining the Company.

(8)	Award issued on July 18, 2018 was in connection with Mr. Tripoli re-joining the Company.

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2021 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise by our Named Executive Officers during Fiscal 2021. The following table also shows all RSAs and RSUs that vested and the value received upon vesting by our Named Executive Officers during Fiscal 2021:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Robert E. Mellor			1,163	62,240

Brett T. Ponton			10,454	578,177

Brian J. D’Ambrosia			608	34,629

Maureen E. Mulholland			144	7,911

Robert J. Rajkowski			—	—

Daniel Tripoli			38	1,948

(1)

The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of the Company’s common stock on the date of vesting, multiplied by the number of RSUs that vested.

Monro, Inc. 401(k) Plan

The Company sponsors a profit-sharing plan with a 401(k) feature (the “401(k) Plan”). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the 401(k) Plan. One of the investment options available to participants is the Company’s common stock.

The Company matches certain employee contributions to the matching accounts of those employees who are contributing to the 401(k) Plan. Matching contributions are made on a per pay period basis.

Deferred Compensation Plan

The Company has adopted the Monro, Inc. Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits.

Currently, only those employees, who are “highly compensated employees”, as that term is defined under Section 414(q) of the Internal Revenue Code, have been designated as eligible to participate in the Plan. Under the terms of the Plan, the Committee has the ability to establish additional eligibility requirements for participation in the Plan, but has not done so thus far.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year, provided that participants must elect the maximum deferral opportunity permitted under the 401(k) Plan as a condition to making a deferral election under the Plan. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the 401(k) Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. At least annually, the accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

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Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her initial enrollment in the Plan, but may be earlier if separation of service occurs after the participant attains the age of 65. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)

Robert E. Mellor(5)	—	—	—	—	—

Brett T. Ponton	5,508	2,754	18,512	—	404,330

Brian J. D’Ambrosia	11,730	5,865	3,717	—	92,944

Maureen E. Mulholland	11,050	5,525	4,438	—	118,763

Robert J. Rajkowski	—	—	—	—	—

Daniel Tripoli	3,060	1,530	38	—	4,628

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for Fiscal 2021.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2020.

(3)

The portion of the amounts in this column in excess of 120% of the long-term applicable federal rate have been included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2021.

(4)

Of the total amounts shown in this column, only $377,556 of Mr. Ponton’s amount, $68,937 of Mr. D’Ambrosia’s amount and $73,042 of Ms. Mulholland’s amount has been previously reported as compensation in Summary Compensation Tables since 2002 when the Deferred Compensation Plan was implemented. In the case of Mr. D’Ambrosia and Ms. Mulholland, the total amounts include compensation for years when they were not one of our Named Executive Officers.

(5)	Mr. Mellor was not eligible to participate in the Deferred Compensation Plan as our interim CEO.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to our Named Executive Officers (other than Mr. Ponton) upon termination of employment or a change in control of the Company under their employment arrangements or letter agreements and the Company’s other compensation programs in effect as of March 27, 2021. Specifically, compensation payable to each of our Named Executive Officers upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 27, 2021. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination and amounts accrued and vested under the Company’s 401(k) Plan.

For Mr. Ponton, upon his termination of employment effective August 19, 2020, in addition to the items identified under the heading “Payments Made Upon Any Termination” below, he received severance in the form of continued payment of his annual base salary for the remainder of the notice period until September 15, 2020 pursuant to the terms of his employment agreement. Mr. Ponton forfeited his annual incentives for Fiscal 2021 and his unvested stock options, RSUs and PSUs upon his termination.

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Payments Made Upon Any Termination

Regardless of the manner in which our Named Executive Officer’s employment terminates, except for Mr. Mellor who was serving as our interim CEO, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement); and

•	amounts accrued and vested under the Company’s 401(k) and Nonqualified Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements or letter agreements entered into by the Company with Messrs. D’Ambrosia, Rajkowski and Tripoli and Ms. Mulholland, in the event that the Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

one year’s base salary and payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	all then-outstanding unvested time-vesting equity awards will immediately and automatically vest and be exercisable for 90 days; and

•	in the case of Messrs. D’Ambrosia and Tripoli and Ms. Mulholland, any performance vesting awards (PSUs) shall be eligible to vest provided the performance goals have been achieved.

Mr. Mellor was not entitled to any additional compensation in connection with an involuntary termination of his service as our interim CEO.

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer (other than Mr. Ponton) had involuntarily been terminated without cause on March 27, 2021.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSAs or RSUs ($)	PSUs ($)	Total ($)

Robert E. Mellor	—	—	—	—	—	—

Brian J. D’Ambrosia(1)	400,000	56,160	540,762	309,076	—	1,305,998

Maureen E. Mulholland(1)	300,000	43,920	97,148	100,221	—	541,289

Robert J. Rajkowski	400,000	57,720	134,577	180,107	—	772,404

Daniel Tripoli(1)	300,000	28,800	56,071	82,469	—	467,340

(1)	This assumes the ROIC metric for performance period for their PSUs is not met.

Payments Made Upon Retirement

None of our Named Executive Officers were eligible to receive retirement benefits as of March 27, 2021. Mr. Mellor was not eligible to receive any retirement benefits as our interim CEO.

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Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of our Named Executive Officers (other than Messrs. Mellor and Ponton) on March 27, 2021, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

all then-outstanding unvested options issued under the 2007 Stock Incentive Plan will immediately and automatically vest upon death and all vested shares will be exercisable for one year in the case of death;

•	all unvested RSUs will vest in the case of death;

•	the executive will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate;

•

in the case of Messrs. D’Ambrosia and Tripoli and Ms. Mulholland, any performance vesting awards (PSUs) shall be eligible to vest provided the performance goals have been achieved in the case of death;

•

in the case of the death or disability of Mr. D’Ambrosia, he shall be entitled to receive payment of the lesser of (i) 12 months of base salary continuation or (ii) base salary through the remainder of the executive’s term; and payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of his death or disability;

•

in the case of the disability of Mr. D’Ambrosia, he shall receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to him immediately prior to the termination event; and

•

in the case of the death or disability of Messrs. Rajkowski and Tripoli or Ms. Mulholland, such executive shall be entitled to receive payment of the non-equity incentive compensation (x) for the prior fiscal year, to the extent not yet paid; and (y) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s death or disability.

Mr. Mellor would not have been entitled to any additional compensation in the event of his death or permanent disability.

Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer (other than Mr. Ponton) had died on March 27, 2021.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	Stock Options ($)	RSAs or RSUs ($)	PSUs ($)	Total ($)

Robert E. Mellor	—	—	212,500	—	113,668	—	326,168

Brian J. D’Ambrosia(1)	300,000	56,160	425,000	540,762	309,076	—	1,630,998

Maureen E. Mulholland(1)	—	43,920	425,000	226,665	100,221	—	795,806

Robert J. Rajkowski	—	57,720	425,000	134,577	180,107	—	797,404

Daniel Tripoli(1)	—	28,800	425,000	56,071	82,469	—	592,340

(1)	This assumes the ROIC metric for the performance period for their PSUs is not met.

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Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer (other than Mr. Ponton) had been permanently disabled on March 27, 2021. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by the Company’s life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability ($)(1)	Stock Options ($)	Total ($)

Robert E. Mellor	—	—	—	—	—	—

Brian J. D’Ambrosia	300,000	56,160	16,830	1,521,555	383,750	2,278,295

Maureen E. Mulholland	—	43,920	—	1,320,389	129,507	1,493,816

Robert J. Rajkowski	—	57,720	—	809,413	—	867,133

Daniel Tripoli	—	28,800	—	1,426,010	—	1,454,810

(1)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to our Named Executive Officer until he or she reaches the retirement age of 65.

Payments Made Upon a Change in Control

No benefits are provided solely upon a change in control. As discussed in detail in the CD&A above, the employment agreements and letter agreements that the Company entered into with Messrs. D’Ambrosia, Rajkowski and Tripoli and Ms. Mulholland contain provisions regarding benefits payable in the event of an involuntary termination without cause or resignation for good reason within two years following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	two years’ base salary;

•

payment of the non-equity incentive compensation (i) for the prior fiscal year, to the extent not yet paid and (ii) for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata, to the date of the executive’s termination;

•	all then-outstanding unvested options will immediately and automatically vest and be exercisable, for 90 days following such termination;

•	all then outstanding RSUs will immediately vest; and

•	in the case of Messrs. D’Ambrosia and Tripoli and Ms. Mulholland, any performance vesting awards (PSUs) shall be eligible to vest provided the performance goals have been achieved.

Mr. Mellor would not have been entitled to any additional compensation in his termination following a change in control.

On May 20, 2009, the Committee adopted a policy that the Company will not enter into any future employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control, and none currently exist.

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Table of Potential Payments Upon Change in Control

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Robert E. Mellor	—	—	—	—	—	—

Brian J. D’Ambrosia(1)	800,000	56,160	540,762	309,076	—	1,705,998

Maureen E. Mulholland(1)	600,000	43,920	226,665	100,221	—	970,806

Robert J. Rajkowski	800,000	57,720	134,577	180,107	—	1,172,404

Daniel Tripoli(1)	600,000	28,800	56,071	82,469	—	767,340

(1)	This assumes the ROIC metric for the performance period for their PSUs is not met.

Equity Compensation Plan Information

As of March 27, 2021, Monro maintained stock incentive plans under which employees and non-employee directors could be granted stock options to purchase shares of the Company’s common stock, RSUs, PSUs and awards of restricted shares of the Company’s common stock. The following table contains information relating to such plans as of March 27, 2021.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	565,580(1)	$61.75(2)	1,060,797

Equity compensation plans not approved by security holders	—	—	—

Total	565,580	$61.75	1,060,797

(1)	This amount includes shares potentially issuable upon settlement of 51,713 outstanding RSUs and PSUs issued under our 2007 Stock Incentive Plan.

(2)	RSUs and PSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in this column (b).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Robert E. Mellor and Brett T. Ponton, each of whom served as our CEO during Fiscal 2021.

For Fiscal 2021, the median of the annual total compensation of all employees of the Company (other than our CEO) was $35,348. Since two individuals served as our CEO during Fiscal 2021, we combined the annual total compensation of each of Messrs. Mellor and Ponton pursuant to Instruction 10 to Item 402(u) of Regulation S-K in order to arrive at the annual total combined compensation of $1,250,667. Mr. Mellor’s annual total compensation does not include his Board compensation received prior to becoming our interim CEO. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for Fiscal 2021 was 35 to 1.

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To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•

We selected March 27, 2021 as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 7,800 employees, including full-time, part-time and temporary employees.

•

We chose gross pay for the period of March 29, 2020 through March 27, 2021 as the consistently applied compensation measure used to determine our median employee. We did not make any cost of living adjustments.

•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 27, 2021, but who were not employed for all of Fiscal 2021. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for Fiscal 2021 in accordance with the requirements of the applicable SEC rules.

To calculate the pay ratio, we divided the CEO annual total compensation by our median employee’s annual total compensation.

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2021, the members of the Compensation Committee were Frederick M. Danziger, John L. Auerbach, Stephen C. McCluski and Robert E. Mellor (except for the time period August 19, 2020 through April 6, 2021, when Mr. Mellor served as the Company’s interim CEO). None of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. During Fiscal 2021, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

Compensation Committee Report

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2021 Annual Report on Form 10-K.

The Compensation Committee

Frederick M. Danziger, Chairman

John L. Auerbach

Stephen C. McCluski

Robert E. Mellor

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock and common stock equivalents beneficially owned as of May 29, 2021 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock or common stock equivalents;

•	Each director and nominee;

•	Our Named Executive Officers; and

•	All directors and executive officers, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 33,500,562 shares issued and outstanding on May 29, 2021.

Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options
BlackRock, Inc.	Common Stock	5,064,552	(1)			15.1%
Wasatch Advisors, Inc.	Common Stock	4,683,277	(2)			14.0
The Vanguard Group	Common Stock	3,570,716	(3)			10.7
T. Rowe Price Associates, Inc.	Common Stock	3,459,992	(4)			10.3
Peter J. Solomon	Common Stock	212,048	(5),(6)			2.0
	Class C Preferred Stock	19,664	(7)			100.0
Donald Glickman	Common Stock	165,314	(6),(8)	10,000		*
Frederick M. Danziger	Common Stock	65,147	(6)			*
Robert E. Mellor	Common Stock	24,459	(6)			*
Brett T. Ponton	Common Stock	25,456				*
Stephen C. McCluski	Common Stock	10,159	(6)	10,000		*
Brian J. D’Ambrosia	Common Stock	6,439		50,969	(9)	*
Lindsay N. Hyde	Common Stock	8,959	(6)			*
John L. Auerbach	Common Stock	8,209	(6)			*
Leah C. Johnson	Common Stock	2,575	(6)			*
Maureen E. Mulholland	Common Stock	842		11,230	(10)	*
Robert J. Rajkowski	Common Stock			6,214	(11)	*
Daniel T. Tripoli	Common Stock	75		3,355	(12)	*
All directors and executive officers as a group (14 persons)	Common Stock Class C Preferred Stock	523,079 19,664				3.2 100.0	%(13) %

*	Represents less than 1% ownership

(1)

Reported as of December 31, 2020, according to a statement on Schedule 13G, filed on January 26, 2021, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 5,022,168 shares and sole dispositive power with respect to 5,064,552 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(2)

Reported as of December 31, 2020, according to a statement on Schedule 13G, filed on February 11, 2021, by Wasatch Advisors, Inc. (“Wasatch”). Wasatch’s address is 505 Wakara Way, Salt Lake City, UT 84108.

(3)

Reported as of December 31, 2020, according to a statement on Schedule 13G, filed on February 10, 2021, by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power with respect to 0 shares, shared voting power with respect to 54,670 shares, sole dispositive power with respect to 3,488,306 shares and shared dispositive power with respect to 82,410 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

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(4)

Reported as of December 31, 2020, according to a statement on Schedule 13G, filed on February 16, 2021, by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported sole voting power with respect to 917,608 shares and sole dispositive power with respect to 3,459,992 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.

(5)

Includes 136,541 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(6)

Includes 2,895 shares of restricted stock granted on August 15, 2017, 1,828 shares of restricted stock granted on August 14, 2018, 1,661 shares of restricted stock granted on August 13, 2019, and 2,575 shares of restricted stock granted on August 18, 2020. These vest over three years and the shares have voting rights. Ms. Johnson’s restricted stock grants began on August 18, 2020, when she was added to the Board.

(7)

Includes 9,664 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 459,916 shares of Common Stock.

(8)	Excludes shares of Common Stock owned by Mr. Glickman’s adult children. Mr. Glickman disclaims beneficial ownership of such shares. Mr. Glickman is a Class 1 Director.

(9)

Includes 326 restricted stock units that will vest on June 5, 2021, and 794 restricted stock units that will vest on June 1, 2021, and will be convertible on a one-for-one basis into common stock on that date.

(10)

Includes 50 restricted stock units that will vest on June 5, 2021, and 283 restricted stock units that will vest on June 1, 2021, and will be convertible on a one-for-one basis into common stock on that date.

(11)	Includes 680 restricted stock units that will vest on June 1, 2021, and will be convertible on a one-for-one basis into common stock on that date.

(12)	Includes 283 restricted stock units that will vest on June 1, 2021, and will be convertible on a one-for-one basis into common stock on that date.

(13)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 2.1% of Common Stock deemed outstanding on May 29, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of these reports and representations that no other reports were required during the year ended March 27, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Brian D. O’Donnell filed a late Form 3 and one late Form 4 disclosing one transaction; Donald Glickman filed one late Form 4 disclosing one transaction; Michael T. Broderick filed one late Form 4 disclosing one transaction; Robert J. Rajkowski filed one late Form 4 disclosing two transactions; Maureen E. Mulholland filed two late Form 4s: the first disclosing two transactions and the second disclosing three transactions; Leah C. Johnson filed a late Form 3 and one Form 4 disclosing one transaction; Brian D’Ambrosia filed two late Form 4s: the first disclosing two transactions and the second disclosing three transactions; Donna Maxwell filed one late Form 4 disclosing two transactions; Frederick M. Danziger filed one late Form 4 disclosing two transactions; Peter J. Solomon filed one late Form 4 disclosing five transactions; and Brett T. Ponton filed one late Form 4 disclosing four transactions.

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PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 26, 2022.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since 1984. A representative of PWC will attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 26, 2022.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for Fiscal 2021, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in Fiscal 2021. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for Fiscal 2021 and 2020 were:

	2021	2020

Audit Fees(1)	$985,056	$982,901

Audit-Related Fees(2)	1,944	4,944

Tax Fees(3)	—	—

Total Fees	$987,000	$987,845

(1)

“Audit Fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

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(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax Fees” are fees related to tax advice and tax planning.

Other than the fees reported above, PWC did not bill the Company for other services rendered during Fiscal 2021 and 2020. The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to oversee the Company’s financial accounting and reporting processes, internal controls and the audit of the Company’s financial statements.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 27, 2021, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 26, 2022.

Audit Committee

Stephen C. McCluski, Chairman

Frederick M. Danziger

Lindsay N. Hyde

Robert E. Mellor

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PROPOSAL NO. 5 — SHAREHOLDER PROPOSAL — PROPOSAL FOR BOARD TO ADOPT RECAPITALIZATION PLAN

The Company received the following resolution and supporting statement submitted by Ides Capital Management LP, 3 Columbus Circle, Suite 1636, New York, NY 10019, on behalf of Ides Capital Partners Master Fund, Ltd., the proponent and beneficial owner of 4,057 shares of the Company’s common stock as of March 5, 2021 and is including the proposal in this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors is not making any recommendation on this proposal.

The following shareholder proposal and supporting statement are presented as received in accordance with SEC rules, and the Company disclaims any responsibility for their content.

RESOLVED:

Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding classes of stock to have one vote per share in each voting situation and eliminate any veto power held by one class of stock over the voting power of another class of stock.

SUPPORTING STATEMENT:

Our Company has two classes of stock: Common Stock, representing approximately 98% of the economic ownership of the Company, and Class C Convertible Preferred Stock (the “Class C Preferred”), representing approximately 2% of the economic ownership of the Company. Holders of the Class C Preferred hold a veto right over every matter put to a common stockholder vote.

This structure could be described as a corporate golden share – in other words, it appears that only one share of the Class C Preferred need exist for its owners to retain and exercise an exclusive veto power. Today, the owners of the Class C Preferred are reduced to a single individual and entities related to that individual.

But whether owned by a single individual or smaller group, the existence of these preferred rights in-and-of-itself is problematic. In granting certain shares a veto right over common stockholders, Monro does not afford its common stockholders any guaranteed voice in our Company’s governance. Instead, these preferential shares eliminate the common stockholders’ ability to provide effective and democratic feedback to management and the Board. Without any guaranteed voting rights, common stockholders cannot hold management and the Board accountable. This enables Monro’s fiduciaries to potentially entrench themselves. It is our understanding that our Company’s Board has no plan of action to redeem or sunset the Class C Preferred.

The overarching danger of entrenchment at Monro affects not only common stockholders, who, as the date of the submission of this proposal, March 5, 2021, have suffered an underperforming stock price when compared with the Russell 2000 Index over the past 1, 3, 5 and 10 years, but likely negatively impacts Monro’s broader base of stakeholders, including their employees and customers, as well.

Governance experts are largely in agreement that these types of preferential share classes, if they are to exist at all, should, at a minimum, have limits. As one example, The Council of Institutional Investors (CII) recommends a seven-year phase-out for share offerings where there is more than one class of shares. Since Monro’s IPO was nearly 30 years ago, we are well-past these organizations’ suggested timelines.

Monro’s common stockholders should have a guaranteed vote on governance and policy matters, which we believe will benefit not only stockholders but Monro’s broader and similarly long suffering stakeholder base. Our Company’s Board should take immediate action to initiate and adopt a recapitalization plan to ensure that all outstanding classes of stock have one vote per share and no class has a veto right over the votes of another class.

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OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2022 Annual Meeting

Any shareholder who intends to present a proposal at our 2022 annual meeting of shareholders must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 10, 2022 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2022 annual meeting of shareholders pursuant to Exchange Act Rule 14a-8; or

•

No earlier than February 17, 2022 and no later than April 18, 2022, assuming that the 2022 annual meeting of shareholders is held on August 16, 2022, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2022 annual meeting of shareholders, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2022 annual meeting of shareholders. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2022 annual meeting of shareholders.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC now permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 200 Holleder Parkway, Rochester, New York 14615 or by calling 585-647-6400. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2020, the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through August 1, 2021 at a total annual cost of $414,708 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The first excess policy layer is carried with ACE American Insurance Company, a subsidiary of the Chubb Group of Insurance Companies. The second excess policy layer is carried with Arch Insurance Company. The policies cover all of the Company’s directors and executive officers.

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Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 27, 2021 without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K in the Investor Information subsection of the Corporate section of our website: https://corporate.monro.com/investors/financial-information.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland

Executive Vice President — Chief Legal Officer and Secretary

Rochester, New York

July 8, 2021

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MONRO, INC. ATTN: BRIAN D’AMBROSIA 200 HOLLEDER PKWY ROCHESTER, NY 14615

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 16, 2021 for shares held directly and by 11:59 p.m. Eastern Time on August 12, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRO2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 16, 2021 for shares held directly and by 11:59 p.m. Eastern Time on August 12, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D56886-P58437 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONRO, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees for directors.

1.	Elect four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2023 annual meeting of shareholders;	☐	☐	☐

	Nominees:	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
	01) Frederick M. Danziger 02) Stephen C. McCluski 03) Robert E. Mellor 04) Peter J. Solomon	4.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2022;	☐	☐	☐

2.

Elect Michael T. Broderick to Class 1 of the Board of Directors to serve the remainder of that term and until his respective successor has been duly elected and qualified at the 2022 annual meeting of shareholders;

		The Board of Directors makes no recommendation with regard to the following proposal:		For	Against	Abstain
	Nominee:	5.	Shareholder Proposal – Proposal for Board to adopt recapitalization plan;	☐	☐	☐
	05) Michael T. Broderick	6.	Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

3.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 17, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 17, 2021:

The Notice, Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com.

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D56887-P58437

MONRO, INC.

Annual Meeting of Shareholders

August 17, 2021 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael T. Broderick and Brian J. D’Ambrosia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MONRO, INC. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held solely by means of electronic communication at 10:00 AM, EDT on August 17, 2021, via the virtual meeting at www.virtualshareholdermeeting.com/MNRO2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side)